UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2008

GRAN TIERRA ENERGY INC.

(Exact name of Registrant as specified in its charter)

Nevada	98-0479924
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Commission file number: 000-52594

300, 611 - 10th Avenue S.W.
Calgary, Alberta, Canada T2R 0B2
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (403) 265-3221

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
On March 27, 2008, Nadine Smith tendered her resignation from the Board of Directors of Gran Tierra Energy Inc. effective immediately.

(d)
On March 27, 2008, Nick Kirton, FCA, ICD.D, was appointed to the Board of Directors of Gran Tierra Energy Inc. effective March 27, 2008 and appointed to the Audit Committee where he will serve as Chair. Mr. Kirton is a Chartered Accountant and former KPMG partner who retired after a thirty-eight year career at KPMG. He currently sits on the boards of directors of Builders Energy Services Trust (TSX Exchange); Canexus Income Fund (TSX Exchange); Innicor Subsurface Technologies Inc. (TSX Exchange); Result Energy Inc. (TSX Venture Exchange); and MacLeod Resources Limited (private corporation). In addition, he is a member of the Board of Governors of the University of Calgary and is a member of the Education and Qualifications Committee of the Canadian Institute of Chartered Accountants.

On March 27, 2008, the Board of Directors granted Mr. Kirton a stock option for 100,000 shares of common stock of Gran Tierra Energy Inc., with an exercise price of $3.50 per share, the option to have a three-year vesting period commencing on the grant date of March 27, 2008, 1/3rd of the shares to vest and become exercisable one year after the grant date; 1/3rd of the shares to vest and become exercisable two years after the grant date and 1/3rd of the shares to vest and become exercisable three years after the grant date. In addition, Mr. Kirton will be entitled to the standard cash compensation paid to members of the Board of Directors of Gran Tierra Energy Inc.

(e)
On March 27, 2008, the Board of Directors approved the form of indemnity agreement to be entered into by Gran Tierra Energy Inc. and members of the Board of Directors and the following officers of Gran Tierra Energy Inc.: Heather Campbell (Treasurer), Edgar Dyes (President, Gran Tierra Energy Colombia), Martin Eden (Chief Financial Officer), Rafael Orunesu (President, Gran Tierra Energy Argentina), James Rozon (Controller) and Max Wei (VP Operations). A copy of the form of indemnification agreement is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Form of Indemnity Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated April 2, 2008	GRAN TIERRA ENERGY INC

	By:	/s/ Martin H. Eden
Martin H. Eden
Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	Description

99.1	Form of Indemnity Agreement